UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 8, 2015

DILIGENT CORPORATION

(Exact name of registrant as specified in Charter)

Delaware	000-53205	26-1189601
(State or other jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

1385 Broadway, 19th Floor

New York, NY 10018

(Address of principal executive offices)

(212) 741-8181

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Michael Stanton as Chief Financial Officer and Executive Vice President

On September 8, 2015, New York Time, Diligent Corporation (the “Company”) announced that Michael Stanton was unanimously appointed by the Board of Directors (the “Board”) to serve as Chief Financial Officer (“CFO”) and Executive Vice President (“EVP”) of the Company.  Alex Sanchez, who has served as interim Chief Financial Officer since May 20, 2014, will remain with the Company and continue to serve as the Company’s Vice President and Chief Accounting Officer.  A copy of the press release announcing the appointment of Mr. Stanton is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Prior to his appointment as the Company’s CFO and EVP, Mr. Stanton, age 41, has served since 2009 as Senior Vice President, Finance and Treasurer of Blackboard Inc. (“Blackboard”), a software and services provider to the global education market.  Prior to that, Mr. Stanton held positions with Blackboard in the Finance and Global Treasury departments where he oversaw Blackboard’s banking and investor relations and global treasury operations. Mr. Stanton does not have any reportable transactions under Item 404(a) of Regulation S-K.

On September 8, 2015, New York time, the Company and Mr. Stanton entered into an employment agreement in connection with his service as CFO and EVP (the “Agreement”). The Agreement provides for, among other things:

•                  an indefinite term of employment as CFO and EVP, until terminated by either party pursuant to the terms of the Agreement;

•                  duties commensurate with the position of CFO and EVP and as directed by the Board;

•                  an annual base salary of U.S. $375,000 per annum and an annual target bonus opportunity of not less than U.S. $250,000 (payable at one hundred percent attainment of performance targets to be approved by the Compensation Committee of the Board);

•                  a sign-on bonus of U.S. $85,000, payable thirty days after commencement of employment; and

•                  a relocation payment of U.S. $100,000, payable on or before March 31, 2016, the full amount of which is recoverable by the Company in the event the relocation does not occur prior to March 31, 2016.

Upon commencement of employment, Mr. Stanton received (i) a grant of 120,000 restricted share units (“RSUs”) covering the Company’s common stock, par value $.001 per share (the “Common Stock”) pursuant to the Company’s 2013 Incentive Plan (the “2013 Plan”) (the “RSU Award”), (ii) a grant of an option to purchase 240,000 shares of Common Stock with a per share exercise price of $3.10, pursuant to the 2013 Plan (the “Option Award”)  and (iii) the grant of a performance-based RSU award for up to 240,000 shares of Common Stock pursuant to the 2013 Plan upon the achievement of performance goals (the “Performance Award”).  The RSU Award and the option award will vest in four equal installments, with each installment vesting on each anniversary of the Agreement beginning on September 8, 2016, subject in each case to Mr. Stanton’s continued employment as of such dates.  The Performance Award will vest in installments of 60,000 shares of Common Stock upon the Company achieving certain revenue targets ranging from $116 million to $220 million, measured from the last twelve completed months prior to the end of a given completed fiscal quarter, and subject to certification by the Compensation Committee (or a subcommittee thereof) that the revenue target has been attained.

In the event Mr. Stanton’s employment is terminated by the Company in certain circumstances without “cause” or by Mr. Stanton for “good reason”, as set forth in the Agreement, in addition to then-accrued compensation, Mr. Stanton will be entitled to receive, subject to his execution of a release of claims and continued compliance with his restrictive covenants, an amount equal to six months’ of Mr. Stanton’s then-current salary, which amount shall increase to twelve months’ then-current salary after Mr. Stanton has completed his relocation, payable in equal installments in accordance with the Company’s then-customary payroll practices.  In the event Mr. Stanton’s employment is terminated by the Company without “cause” or by Mr. Stanton for “good reason” as set forth in the Agreement, upon or within the six month period following a change in control, all shares that are not previously vested under the RSU Award, the Option Award and the Performance Award will vest upon such termination of employment.  If Mr. Stanton terminates his employment without good reason or the Company terminates his employment for cause prior to January 31, 2016, Mr. Stanton must forfeit the sign on bonus and relocation bonus described above.  Mr. Stanton will be subject to customary post-termination restrictive covenants in favor of the Company including confidentiality, non-competition and non-solicitation covenants.

The foregoing is a summary of the material terms of the Agreement and does not purport to be complete.  A copy of the agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Concurrently with the Agreement, the Company entered into an indemnification agreement with Mr. Stanton (the “Indemnification Agreement”), in the form previously entered into by the Company with each of the Company’s directors and executive officers, the form of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 1, 2013. The Indemnification Agreement, subject to limitations contained therein, will obligate the Company to indemnify Mr. Stanton, to the fullest extent permitted by applicable law, for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by him in any action, suit, claim, inquiry, arbitration or other proceeding arising out of his services as a director. Subject to certain limitations, the Indemnification Agreement provides for the advancement of expenses incurred by the indemnitee, and the repayment to the Company of the amounts advanced to the extent that it is ultimately determined that the indemnitee is not entitled to be indemnified by the Company. The Indemnification Agreement also creates certain rights in favor of the Company, including the right to assume the defense of claims and to consent to settlements. The Indemnification Agreement does not exclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled under applicable law, the certificate of incorporation or bylaws of the Company, any agreement, a vote of stockholders or disinterested directors, or otherwise.

The foregoing is a summary of the material terms of the Indemnification Agreement and does not purport to be complete.

Item 9.01              Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated September 8, 2015, by and between Diligent Corporation and Michael Stanton
99.1	Press Release, dated September 9, 2015, New Zealand Standard Time

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2015	DILIGENT CORPORATION

	By:	/s/ Thomas N. Tartaro
Thomas N. Tartaro
General Counsel, Corporate Secretary and Executive
Vice President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated September 8, 2015, by and between Diligent Corporation and Michael Stanton
99.1	Press Release, dated September 9, 2015, New Zealand Standard Time